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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                     December 17, 1999 (December 16, 1999)







                          AMERICAN PAD & PAPER COMPANY
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-11803


         Delaware                                              04-3164298
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

17304 Preston Road, Suite 700, Dallas, TX                        75252-5613
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (972) 733-6200






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
Item 5.  Other Events.

     Dallas, December 16, 1999 -- American Pad & Paper Company (OTCBB:AMPP) (AP&P) today announced that it is in continuing negotiations with its bank group and a committee of bondholders. It is the Company's understanding that this bondholder committee represents holders of over 70% of the principal amount of its subordinated debt.

This press release is incorporated herein as Exhibit 99.034

Exhibit

99.34 Press release by the Company dated December 16, 1999.







                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         American Pad & Paper Company



December 17, 1999                        /s/ David N. Pilotte
Date                                     David N. Pilotte
                                         Vice President and Corporate Controller
                                         Principal Accounting Officer




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                                                                  Exhibit 99.034
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News Release


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For Immediate release                                     CONTACT: Mark Lipscomb
                                                                  (972) 733-5415



                   AMERICAN PAD & PAPER ANNOUNCES PROGRESS IN
                         NEGOTIATIONS WITH ITS CREDITORS

         Dallas, December 16, 1999 -- American Pad & Paper Company (OTCBB:AMPP) (AP&P) today announced that it is in continuing negotiations with its bank group and a committee of bondholders. It is the Company's understanding that this bondholder committee represents holders of over 70% of the principal amount of its subordinated debt.

         The Company has previously been notified by its banking group of defaults under its bank credit agreement relating to the perfection of the collateral security interests under the banks' credit facility, interest payments and related issues. These notifications have prevented the Company from making an interest payment to its bondholders due on November 15, 1999. Since that time the Company has been working with the banks, bondholders and their advisors to resolve these issues. The parties continue to make progress and have extended their discussions past the December 15, 1999 expiration of the 30-day grace period outlined in the subordinated debt indenture.

         As previously announced, the Company has engaged Lazard Freres to analyze its strategic and financial alternatives. Recently the bank group engaged the Blackstone Group as its advisors in this matter, and the firm of Chanin Capital Partners is advising the bondholder committee.

         In terms of asset sales, Lazard has received several indications of interest regarding the Williamhouse division and other business assets. The Company will review all serious inquiries as it pursues the goal of debt reduction. The Company plans to provide an update on the progress of both asset sales and the continuing discussions with its banks and bondholders no later than mid-January.

          James W. Swent III, Chief Executive Officer, stated, "I am pleased with the progress made to date by the teams of advisors as we work toward a consensual resolution of these issues. Additionally, the bank group and bondholder committee have indicated their support of the Company and its plan to reduce debt through asset sales. We are encouraged by the number of inquiries already received regarding our business assets." Mr. Swent concluded, "We remain focused on providing our customers with the same high quality products and service they have come to expect from us."



         American Pad & Paper Co., which invented the legal pad in 1888, is a leading manufacturer and marketer of paper-based office products in North America. Product offerings include envelopes, writing pads, file folders, machine papers, greeting cards and other office products. The key operating divisions of the Company are Williamhouse, AMPAD, and Creative Card. Company revenues in 1998 were $662 million, additional information is available on the Company's Website at http://www.americanpad.com.


         This release contains forward-looking statements relating to future results. Actual results may differ significantly from these statements due to risk factors including, but not limited to the following: changing business and economic conditions; changes in customer order patterns, including loss of key customers, order cancellations or reduced sales; price and product competition; manufacturing risks; raw material availability and price changes; excess or obsolete inventory; new product development, including acceptance of new products; the loss of key personnel; and the impact on the Company's business due to internal systems or systems of suppliers and other third parties adversely affected by year 2000 problems. Additional information, which could affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


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